COLLEGE LIFE SETTLEMENT TRUST

                       IRREVOCABLE GRANTOR TRUST AGREEMENT

                         dated as of December 31, 2001,

                                     between

                        Commerce Bank, N.A., as Trustee,

                                       and

                        AMERICO RETIREMENT SERVICES, INC.

                                   as Grantor









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955594.17
                                       -i-

                                TABLE OF CONTENTS




SECTION I  DEFINITIONS.....................................................1
         1.01.    Definitions..............................................1

SECTION II  ESTABLISHMENT OF THE TRUST.....................................5
         2.01     Purposes and Powers......................................5
         2.02     Name of the Trust........................................6

SECTION III  CONCERNING THE TRUSTEE........................................7
         3.01     Expenses; Powers; Apparent Authority.....................7
         3.02     Actions by Trustee.......................................8
         3.03     No Duties Except as Specified in this Agreement or in
                  Instructions............................................12
         3.04     Trustee Not Liable......................................12
         3.05     Indemnification.........................................14
         3.06     No Bond.................................................15
         3.07     Resignation of Trustees; Appointment of Successor.......15
         3.08     Taxes...................................................16

SECTION IV  TERMINATION...................................................16
         4.01     Termination of Trust....................................16

SECTION V  MISCELLANEOUS..................................................17
         5.01     Revocability and Amendment..............................17
         5.02.    No Legal Title to Trust Property in the Beneficiaries...17
         5.03     Notices.................................................18
         5.04     Severability............................................19
         5.05     Separate Counterparts...................................19
         5.06     Successors and Assigns..................................19
         5.07     Headings................................................19
         5.08     Governing Law...........................................19




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                                       -6-

                          COLLEGE LIFE SETTLEMENT TRUST

                       IRREVOCABLE GRANTOR TRUST AGREEMENT


         This Irrevocable Grantor Trust Agreement is made as of December 31, 2001 between Americo Retirement Services, Inc., a Missouri corporation (the "Company"), as Grantor, and Commerce Bank, N.A., a National Banking Association, as Trustee (the "Trustee").

                                    SECTION I
                                   DEFINITIONS

         1.01.....Definitions.

         (a) The following terms, as used herein, shall have the meaning set forth below:

         "Affiliate" means, with respect to any Person, any individual, corporation, partnership, association, trust or other entity or organization, directly or indirectly controlling, controlled by, or under common control with such Person.

         "Agreement" means this College Life Settlement Trust, Irrevocable
          Grantor Trust Agreement.

         "Beneficiary" or "Beneficiaries" means, each person who is and remains a member of the class of plaintiffs preliminarily certified on October 9, 2001 (for settlement purposes only), by Judge Raul Vasquez of the State District Court of Webb County, Texas in connection with the resolution of the case styled as Notzon v. The College Life Insurance Company of America, et al. (other than the named plaintiffs and intervenors in such case) and any payee of an accidental death benefit certificate awarded as part of any settlement of this case to a person who is a Beneficiary or obtains the certificate through a Beneficiary. A list of Beneficiaries (other than the payees of accidental death benefit certificates), as such are shown on the Company's electronic records, is attached as Exhibit A and incorporated herein by reference.

         "Business Day" means any day that is not a Saturday, Sunday or any other day on which commercial banking institutions in Missouri are authorized or obligated by law or executive order to be closed.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means Americo Retirement Services, Inc., a Missouri corporation, its successors and assigns.

         "Company's Designated Representative" means an individual who shall administer and oversee the Company's obligations under this Agreement and who shall have authority hereunder to (i) deliver all notices required by the Company, and (ii) take any actions required by the Company in connection with the administration of the Trust. The Company's Designated Representative shall initially be Mr. Dennis L. Walsh. The Company may change the Company's Designated Representative at any time by written notice to the Trustee executed by an officer of the Company.

         "Company's Settlement Notice Obligation" shall have the meaning provided in Section 3.02(a).

         "Confidential Information" means any and all information regarding the Trust, the Preferred Stock, the Beneficiaries and any Contested Liabilities, and shall include without being limited to, information that is non-public, confidential or proprietary in nature concerning (i) the Company's business, financial condition, operations, assets and liabilities, (ii) the fact that Confidential Information has been made available to the Trustee, and (iii) all notes, analyses, compilations, studies, interpretations, charts or other documents prepared by the Trustee which contain, reflect or are based upon, in whole or in part, the information furnished to the Trustee pursuant hereto which is not available to the general public. Confidential Information shall not include any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Trustee, its respective agents, representatives, Affiliates, employees, officers or directors.

         "Contested Liabilities" means claims that have been asserted by Beneficiaries against the Company, which are being contested by the Company.

         "Final Determination" with respect to a Contested Liability (or any part thereof) means any of the following events: (a) a binding settlement of such Contested Liability (or a part thereof) between the Company and the claimant, which settlement establishes the amount of the Company's liability therefor, (b) a binding determination of an arbitration panel, an arbitrator, administrative agency, governmental unit, trial court, or court having appellate jurisdiction, which agency, governmental unity, arbitration panel, arbitrator or court has jurisdiction over the Contested Liability, provided such determination
(i) establishes or affirms the amount of the Company's liability, if any, with respect to such Contested Liability (or a part thereof), and (ii) is nonappealable, or from which no appeal has been taken during the period in which an appeal is allowable, (c) the Company's approval of a death claim which includes a timely-presented accidental death benefit certificate which was awarded in settlement of a Contested Liability; (d) any final disposition of the Contested Liability by reason of the applicable statute of limitations in circumstances where such statute runs notwithstanding the existence of an asserted claim, (e) the concession in writing by the Company of such Contested Liability (or a part thereof), and (f) the concession in writing, or withdrawal, of the Contested Liability by the claimant.

         "Final Determination Amount" means, with respect to a Final Determination of a Contested Liability, the amount, if any, due and owing to the Beneficiary in accordance with the terms of such Final Determination (including any interest, fees and costs payable therewith).

         "Fiscal Year" of the Trust means the calendar year from each January 1 to the following December 31, provided that the initial Fiscal Year shall be the period from the date of execution of this Agreement through the end of the calendar year that includes such date.

         "Funded Portion" of a Contested Liability means the portion of the Stated Amount of such Contested Liability as determined in the manner set forth on Exhibit B hereto.

         "Independent Accounting Firm" means a firm of independent public accountants selected by agreement between the Company and the Trustee.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock" means Financial Holding Corporation's $1 par value, series A preferred stock contributed by the Company to the Trust pursuant to
Section 2.01(a) to fund the Trustee's obligation to make payments under Section
3.02 in satisfaction of one or more of the Contested Liabilities.

         "Qualified Benefits" means amounts payable to Beneficiaries during the three years and six months immediately following the date of entry of a final order of the State District Court of Webb County, Texas in the Notzon litigation referred to above in satisfaction of any (i) cash awards given in connection with the settlement of such litigation and (ii) accidental death benefit certificates awarded in the settlement of the litigation which are presented in connection with valid death claims.

         "Stated Amount" of a Contested Liability means the amount reasonably determined by the Company to be the amount asserted by the claimant, less (i) any portion of such asserted amount that the Company does not contest, and (ii) the amount of such Contested Liability for which the Company is entitled to reimbursement from or indemnification by any Person who does not contest its obligation to reimburse or indemnify the Company as of such date (except to the extent that the Company determines in its sole discretion that it has reason to doubt the ability or willingness of such third party to satisfy such obligation), all as determined by the Company on the basis of all reasonably available information.

         "Treasury Regulation" or "Treas. Reg." means regulations issued by the Department of Treasury under the Code.

         "Trust" means the trust established by this Agreement.

         "Trust Property" means all right, title and interest of the Trust in and to any property contributed to or acquired by the Trust, including without limitation all distributions, payments or proceeds thereon.

         "Trustee" means Commerce Bank, N.A., a National Banking Association organized under the laws of the United States having its principal office in Kansas City, Missouri, solely in its capacity as trustee under this Agreement, and any successor trustee appointed pursuant to Section 3.07.


                                   SECTION II
                           ESTABLISHMENT OF THE TRUST

         2.01.....Purposes and Powers.

         (a)......This Agreement has been entered into solely for the benefit of the Beneficiaries. Contemporaneously with the establishment of the Trust, the Company shall transfer to the Trustee, for the satisfaction of Contested Liabilities, cash (or other immediately available funds) or Preferred Stock valued at an amount per share equal to the Series A Liquidation Preference (as defined in the Certificate of Designations authorizing the issuance of the Preferred Stock, a copy of which is attached hereto as Exhibit C) for such share as of the date of the establishment of this Trust, in the aggregate amount of the Funded Portion of the Contested Liabilities. If the Company determines, after presentation of satisfactory documentation, that a Beneficiary has lawfully assigned all or a portion of its interest in a Contested Liability to another Person, such Beneficiary shall cease to be the Beneficiary with respect to the assigned portion of such Contested Liability; the assignee shall become the Beneficiary with respect to such assigned portion; and the portion of the Stated Amount and the Funded Portion of the Contested Liability that is attributable to the interest assigned shall become the Stated Amount and the Funded Portion with respect to the assignee's interest in the Contested Liability.

          (b).....Trustee accepts appointment as trustee of the Trust and hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the purpose of paying Contested Liabilities when and as they become liquidated pursuant to Final Determinations that give rise to Final Determination Amounts and satisfying its obligations under Section 3.02. Effective as of the date hereof, the Trustee shall have all the rights, powers and duties set forth in this Agreement.

         (c)......It is the intention of the parties hereto that the Trust qualify as a "grantor trust" (within the meaning of Sections 671-678 of the Code), except as otherwise may be required by legislation or Treasury Regulations enacted or issued after the date of this Agreement.

         (d)......The parties are executing and delivering this Agreement establishing the Trust in compliance with the provisions of Section 461(f) of the Code. The Company hereby confirms that it relinquishes all authority over the Trust Property.

         2.02.....Name of the Trust. The name of the Trust shall be "College
Life Settlement Trust", and such name shall be the complete name for the Trust that appears on any document or instrument issued by the Trust on which it is necessary to set forth a name of the issuer.

                                   SECTION III

                             CONCERNING THE TRUSTEE

         3.01.....Expenses; Powers; Apparent Authority.

         (a)......All expenses of administration of the Trust, including the reasonable compensation of the Trustee, shall be paid directly by the Company. The Company and the Trustee shall from time to time agree, between themselves, as to the basis for determining the reasonable compensation of the Trustee. The Company shall initially pay compensation to the Trustee on the terms set forth on Exhibit D hereto. Expenses of administration of the Trust shall include without limitation, the fees of agents and counsel employed pursuant to Section 3.02(d), expenses incurred in connection with the Trustee's confidentiality obligations under Section 3.02(i), any audits performed in accordance with
Section 3.02(f), fees of professional advisors retained or otherwise consulted in accordance with Section 3.04(c), liability insurance obtained pursuant to
Section 3.05(c) and any taxes owed by the Trustee or the Trust with respect to the Trust Property.

         (b)......The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement.

         (c)......No Person dealing with the Trustee shall be required to make inquiry as to the authority of the Trustee to do any act which the Trustee may do hereunder; any such Person shall be entitled, conclusively, to assume that the Trustee is properly authorized to do any act which it purports to do hereunder, and any such Person shall be under no liability to any Person for any act done hereunder pursuant to the written direction of the Trustee.

         (d)......Notwithstanding any other provision of this Agreement, the
Trustee shall not have the power to initiate or carry on any business enterprise, or to continue to operate any business interest that becomes part of the Trust Property, if such activity constitutes "carrying on business" as referred to in Treas. Reg. Section 301.7701-2, as in existence on the date of the execution of this Agreement.

         3.02.....Actions by Trustee.

         (a)......Subject to the following provisions of this Section 3.02(a), the Trustee shall make such payments out of the Trust Property to the Beneficiaries as are required to satisfy and discharge the obligations of the Company (or an Affiliate of the Company that is entitled to indemnity from the Company) to the Beneficiaries with respect to the Contested Liabilities pursuant to a Final Determination. As soon as practicable after the occurrence of a Final Determination that gives rise to a Final Determination Amount with respect to a Contested Liability, the Company shall notify the Trustee, in writing, of the terms of such Final Determination, which notice (the "Settlement Notice") shall be executed by the Company's Designated Representative and shall set forth, with reasonably specificity each of the following, to the extent relevant or applicable: (1) the Final Determination Amount with respect to such Final Determination, (2) any payment terms or other obligations with respect to the disbursement of the Final Determination Amount, (3) the Beneficiary to whom such Final Determination Amount should be disbursed, and the address of such Beneficiary or its counsel, (4) relevant timing considerations with respect to the payment of the Final Determination Amount, and (5) the manner by which the Final Determination Amount is to be disbursed. (The Company's obligation to provide notice to the Trustee pursuant to the preceding sentence shall be referred to as the "Company's Settlement Notice Obligation.") The Trustee shall make payments in satisfaction or partial satisfaction of each Contested Liability only after it has received a Settlement Notice from the Company, and shall make such payments in accordance with the directions set forth in the Settlement Notice, provided that the Trustee shall not be required to make any payment prior to one Business Day following both (i) receipt by the Trustee of the Settlement Notice that sets forth the obligation of the Trustee to make such payment, and (ii) the Trustee having available liquid assets sufficient to satisfy such payment.

         (b)......The Trustee shall hold the Trust Property in trust and shall invest and reinvest the Trust Property to the extent practicable according to the following parameters:

                  (i)      first, to the extent available, in Preferred Stock;

                  (ii) next, any remaining Trust Property in U.S. Treasury Securities, or any high quality money market mutual fund.

           (c) Payments made by the Trustee to Beneficiaries pursuant to a Final Determination shall be funded, first out of available cash and then by selling Trust Property described in Section 3.02(b)(ii). If after selling the foregoing assets the Trust has insufficient cash to fund its needs, then the Trustee may sell shares of the Preferred Stock owned by the Trust. The Trustee shall only sell such number of shares as is necessary to fund the amounts currently due Beneficiaries. If the Trustee determines that it is necessary to sell shares of the Preferred Stock pursuant to this Section 3.02(c), such shares shall first be tendered to Financial Holding Corporation. If, and only if, Financial Holding Corporation fails to purchase or otherwise cause the purchase of such shares, the Trustee may, subject to compliance with applicable state and federal securities laws, sell the shares in the open market. The Trustee shall submit to Financial Holding Corporation a notice informing it and the Company of the number of shares to be purchased in accordance with this Section 3.02(c), and setting forth payment instructions. The price of Preferred Stock to be purchased by Financial Holding Corporation for cash shall be the amount of the Series A Liquidation Preference (as defined in the Certificate of Designations authorizing the issuance of the Preferred Stock, a copy of which is attached hereto as Exhibit C). All such purchases by Financial Holding Corporation shall settle on the seventh business day after the date of the Trustee's notice. On such settlement date, the Trustee shall deliver to Financial Holding Corporation the shares to be purchased, endorsed for transfer, against its receipt of payment therefor. The Trustee's delivery of the shares to be purchased will, in each instance, constitute a representation and warranty to the Company and to Financial Holding Corporation that the Trustee is the lawful record owner of the shares being purchased, and that the Trustee has not placed any liens, claims and encumbrances of any kind on such shares. To the extent that it is necessary for the Trustee to liquidate any assets of the Trust to enable it to pay a claim, the Trustee shall commence such action promptly upon receiving a Settlement Notification, but no later than the required payment date specified in such Settlement Notification.

         (d)......The Trustee shall have the power to employ such agents and counsel as may be reasonably necessary in managing, protecting and administering the Trust, and to pay the reasonable fees and expenses of such agents and counsel. Any legal counsel shall be of the Trustee's own selection.

         (e)......The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions relating to the administration of the Trust. The Trustee shall at the request of the Company provide to the Company an accounting of its administration of the Trust within a reasonable time of such request. The Trustee shall prepare and make available to the Company complete and accurate statements of account for each calendar month within twenty (20) days after the end of such month.

         (f) .....At the request of the Company, the Trustee shall retain an
Independent Public Accounting Firm to perform an audit of the books and records of the Trust for any Fiscal Year, and shall instruct such accountants to make the results of their audit available to the Company and to the Trustee as soon as practicable after the end of the Fiscal Year to which the audit relates. Such results shall be "Confidential Information" under Section 3.02(i).

         (g)......The Trustee shall maintain the Trust's financial statements, accounting records, and other trust documents separate from those of the Company or any other Person. The Trust shall act solely in its own name and through the Trustee. Assets of the Trust shall be separately identified, maintained and segregated, and shall not be commingled with those of any other Person.

         (h)......The Company shall sign on behalf of the Trust the tax returns and other required periodic filings of the Trust, if any, unless applicable law requires the Trustee to sign such documents, in which case the Trustee shall sign such documents; provided that the Company shall prepare, or supervise the preparation, of any tax returns required to be filed for the Trust. The Trustee shall comply with any reasonable request for information made by the Company with respect to the preparation of such documents. The Company shall include in its taxable income those items of income, deductions, and credits against tax as reported to it by the Trustee as stated in its monthly account statements. The Company shall pay taxes relating to the Trust's Taxable Income incurred in connection herewith and shall indemnify and hold harmless the Trustee against any amounts that it is obligated to pay in the way of such taxes. The Company shall provide the Trustee with a Form W-9 for tax identification. The Trustee shall report income pursuant to Treasury Reg. ss.1.671-4(b)(2)(i)(A).

         (i)......The Trustee agrees to and shall cause its Affiliates and its
Affiliates' respective officers, directors, agents, employees and representatives, including financial and legal advisers, accountants and consultants (collectively, "Representatives"), to (i) keep all Confidential Information received confidential and not disclose such Confidential Information, in whole or in part, to any person other than its Representatives who need to know such Confidential Information in connection with the administration of the Trust or to fulfill its duties or obligations under this Agreement, and the Trustee shall inform its Representatives of the confidential nature of the Confidential Information and shall require its representatives to be bound by this Section 3.02(i); (ii) protect any Confidential Information it receives by using efforts commensurate with those that it employs for the protection of its own sensitive, proprietary, private, or confidential information and take all other steps which are necessary and reasonable to protect such Confidential Information; (iii) use the Confidential Information solely for administering the Trust and its duties or obligations under this Agreement, and not otherwise use Confidential Information for its own benefit, or for any purpose detrimental to the Company; (iv) if the Trustee or any of its agents, officers, Affiliates, employees or directors become legally compelled to disclose any Confidential Information, provide the Company with prompt written notice of such requirement so that the Company may seek a protective order or other remedy; and (v) if such protective order or other remedy is not obtained, and the Trustee is compelled to disclose the Confidential Information or else stand liable for contempt, penalty or liability, it will furnish only that portion of Confidential Information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information, including, without limitation, cooperating with the Company to obtain an appropriate protective order or other relief or assurance that confidential treatment will be accorded the Confidential Information by such tribunal. This Section 3.02(i) shall apply without limitation to all Confidential Information exchanged before the execution of this Agreement.

         (j)......The Trustee shall comply with any reasonable request made by the Company for information with respect to activities of the Trust.

         3.03.....No Duties Except as Specified in this Agreement or in
Instructions. The Trustee shall not have any duty or obligations to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by the terms of this Agreement. Otherwise, no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall have no authority to engage in the conduct of any other activity. The Trustee nevertheless agrees that it shall, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Property which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Property or the transactions contemplated by this Agreement. The Trustee may effectuate ministerial procedures if determined by the Trustee to be appropriate or necessary to carry out the functions of the Trust.

         3.04.....Trustee Not Liable.

         (a)......The Trustee shall not be personally liable under any circumstances, except (i) for its own misconduct, negligence or breach of this Agreement, (ii) for liabilities arising from the failure by the Trustee to perform obligations expressly undertaken by it in the last sentence of Section
3.03 hereof, (iii) for taxes, fees or other charges applicable to the Trustee on, based on or measured by any fees, commissions or compensation received by the Trustee in connection with any services rendered by it under this Agreement, or (iv) for the failure to use reasonable care in the disbursement of Trust Property.

         (b)......The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Company's Designated Representative, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith reliance thereon. The Trustee shall be entitled to rely, without duty of inquiry, upon any action, or notice provided by the Company's Designated Representative as the duly authorized action or notice of the Company. In carrying out its obligations to disburse Trust Property hereunder, the Trustee shall be entitled to rely, without any duty of inquiry, upon the information set forth in notices received from the Company's Designated Representative.

         (c)......In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations, the Trustee may (i) act through agents or attorneys pursuant to a written agreement entered into with any of them, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by them, and the Trustee shall utilize reasonable care in selecting agents and employees, and it shall not be liable for anything done, suffered or omitted in good faith by them if done in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. At the Trustee's reasonable discretion, the Trustee shall determine whether to seek legally available remedies against its agents or employees for negligence or misconduct which adversely affects the Trust or Trust Property.

         (d)......Except as expressly provided in this Section III, in accepting the Trust hereby created the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement may look only to the Trust Property for payment or satisfaction thereof.

         3.05.....Indemnification.

         (a)......Except as otherwise provided in Section 3.05(b), the Company agrees to indemnify and hold Trustee harmless as follows:

                  (i) from and against any and all liabilities, damages, suits, actions, penalties, costs, claims, expenses and fees (including court costs and reasonable attorney's fees), foreseen or unforeseen, incurred by or assessed against Trustee in any way whatsoever, arising out of or relating to the transfer by the Company of property to the Trust, to the transfer by the Trustee of portions of the Trust Property to any Beneficiary in satisfaction of a monetary obligation of the Company that arises from the Final Determination of a Contested Liability, and any other transaction contemplated by this Agreement; and

                  (ii) from and against any and all demands, assessments, liabilities, damages, suits, actions, penalties, interest, costs, claims, expenses and fees (including costs and reasonable attorney's fees), foreseen or unforeseen, incurred by the Company with respect to the tax consequences to the Company of the transfer of property to the Trust.

         (b)......Notwithstanding the foregoing provisions of this Section 3.05, the Company shall not indemnify or hold Trustee harmless for any claims arising from negligence, misconduct or breach of this Agreement. Further, it is expressly understood and agreed by the parties that any agreement herein by the Company to either indemnify or hold Trustee harmless shall not constitute a waiver by the Company of any claim it may have against Trustee for Trustee's failure to properly perform and discharge its obligations under this Agreement.

         (c)......Except as provided in the following sentence, the Trust will not purchase and maintain insurance on behalf of any Person who is or was a Trustee against any expense, liability or loss incurred by such Person in any such capacity or arising out of his status as such. The Trustee shall, at the request and sole expense of the Company, procure liability insurance for the benefit of the Company, agents of the Company, their representatives, the Trust, agents of the Trust or their representatives; provided that the Company shall, in its sole and absolute discretion, select the insurance provider and negotiate the scope and terms of any such insurance.

         (d)......To the fullest extent permitted by State law, any modification of law shall not eliminate or reduce the effect of this Section 3.05 in respect of any acts or omissions occurring prior to such modification.

         3.06.....No Bond. Unless otherwise required by any provision of applicable law, the Trustee shall not be required to give any bond or surety or account in any jurisdiction, and if, notwithstanding this direction, any bond is required by any law, statute or rule or order of court, no sureties shall be required.

         3.07.....Resignation of Trustees; Appointment of Successor.

         (a)......The Trustee may resign for any reason by giving at least 60
(sixty) days prior written notice to the Company, such resignation to be effective upon the acceptance of appointment by a successor Trustee pursuant to this Section 3.07. In addition, the Company may at any time remove the Trustee for any reason by an instrument in writing delivered to the Trustee, such removal to be effective upon the acceptance of appointment by a successor Trustee pursuant to this Section 3.07.

         (b)......Upon resignation or removal of the Trustee under Section
3.07(a), the Trustee shall perform all acts necessary to transfer the Trust Property to the successor Trustee appointed and designated by the Company.

         (c)......Any successor Trustee shall execute and deliver to the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trust of the predecessor Trustee in the trusts hereunder with like effect as if originally named the Trustee herein; but nevertheless, upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys and other property then held or subsequently received by such predecessor Trustee upon the trusts herein expressed.

         (d)......Any successor Trustee shall be a bank or trust company incorporated and doing business within the United States of America, not an Affiliate of the Company, and having a combined capital and surplus of at least $50,000,000. Any successor Trustee shall have all the powers herein conferred upon the original Trustee. No successor Trustee shall be required to examine the accounts, records and acts of any previous Trustee or any allocation of Trust Property or shall be responsible for any act or omission to act on the part of any previous Trustee.

         (e)......Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a part, or any corporation to which substantially all the corporate trust business of the Trustee may be transferred, shall, subject to the terms of Section 3.07(d), be the Trustee under this Agreement without further act.

         (f)......The Trustee shall resign upon the termination of the Trust in accordance with Section 4.01(a).

         3.08.....Taxes.  All taxes that may be imposed upon income earned by the Trust  Property  shall be paid by the Company.

                                   SECTION IV

                                   TERMINATION

         4.01.....Termination of Trust.

         (a)......This Agreement and the Trust created hereby shall be terminated upon the earliest to occur of the following (i) when the Trust Property has been fully disbursed in accordance with Section 3.02(a) of this Agreement, (ii) the Company has certified to the Trustee that all the claims for Qualified Benefits have been presented to the Trustee for payment and have been paid or otherwise satisfied or extinguished, (iii) when the State District Court of Webb County, Texas decertifies the entire class of plaintiffs preliminarily certified in the Notzon litigation referred to above, or (iv) if all the Beneficiaries lose their status as such for any other reason. In the event there is Trust Property remaining in the Trust after its termination, the remaining Trust Property shall revert and become property of the Company. The Trust shall continue until it is terminated pursuant to the preceding sentence of this
Section 4.01(a).

         (b)......The bankruptcy of the Company shall not operate to terminate this Agreement, nor to entitle any creditors of the Trust to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations, and liabilities of the parties hereto.

         (c)......The provisions of Sections 3.01(a), 3.02(f), 3.02(i), 3.02(j),
3.04, 3.05 and this Section 4.01(c) shall survive termination of the Trust; and the Person who last served as Trustee shall supervise any final audits, procedures and accountings required by such Sections.



                                    SECTION V

                                  MISCELLANEOUS

         5.01.....Revocability and Amendment. The Trust shall be irrevocable.
The Trust Property shall be held solely for the benefit of the Beneficiaries except as otherwise provided herein, and shall not be subject to the creditors of the Company. The Company shall have no right to amend this Agreement.

         5.02.....No Legal Title to Trust Property in the Beneficiaries. Neither
the Beneficiaries nor the Company shall have legal title or any other specific interest in any part of the Trust Property and shall only have beneficial interests therein as and to the extent set forth in this Agreement.

         5.03.....Notices.

         (a)......Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests and other communications to the Trustee or the Company shall be in writing, and unless otherwise specifically provided, shall be delivered personally by telecopy (with confirmed copy to follow by mail in the manner provided below) or by registered or certified mail, postage prepaid, or by delivery service for which a receipt is obtained, at the following addresses:


                  if to the Trustee:
                  Commerce Bank, N.A.
                  1000 Walnut St. Suite 800
                  P.O. Box 419248
                  Kansas City, MO 64141-6248
                  Attention:  Mr. John Stark
                  Fax:  (816) 234-2504

                  if to the Company:

                  Americo Retirement Services, Inc.
                  1055 Broadway
                  Kansas City, Missouri  64105
         .........Attention:  Mr. Dennis L. Walsh
         .........Fax:  (816) 391-2120
         .........
         .........with a copy to:
         .........Lathrop & Gage L.C.
         .........Attn:  Thomas M. Higgins, III
         .........2345 Grand Boulevard
         .........Kansas City, Missouri  64108
         .........Fax:  (816) 292-2001


Either party may specify an alternative address and facsimile number for itself (and, in the case of the Company, any Affiliate of the Company) by giving notice to the other party, in the manner provided in this Section 5.03(a).

         (b)......Whenever any notice, request or other communication in writing is required to be given to the Trustee or the Company hereunder, such notice shall be deemed given and such requirement met on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice shall be deemed not to have been received until the next succeeding Business Day.

         5.04.....Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         5.05.....Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         5.06.....Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustee and its successors and assigns and the Company and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Company shall bind the successors and assigns of the Company.

         5.07.....Headings. The headings of the various Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         5.08.....Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Missouri (excluding conflict of law rules), including all matters of construction, validity and performance.

                                                  -----/--/-----

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunder duly authorized, as of the day and year first above written.

COMPANY:
AMERICO RETIREMENT SERVICES, INC.



By:
Name: Mark K. Fallon
Title: Senior Vice President and Chief
Financial Officer


TRUSTEE:
COMMERCE BANK, N.A.



By:
Name: John Stark
Title: Senior Vice President

                                                                      Exhibit A



                          COLLEGE LIFE SETTLEMENT TRUST


                        INITIAL LISTING OF BENEFICIARIES


                            Dated: December 31, 2001



         Pursuant to Section 1.01(a) of the College Life Settlement Trust, Irrevocable Grantor Trust Agreement dated December 31, 2001 (the "Agreement"), Americo Retirement Services, Inc. hereby designates the policy holders preliminarily certified as a class of plaintiffs in the case styled Notzon v. The College Life Insurance Company of America, et al. and listed on the attached electronic listing as Beneficiaries to the extent described in the Agreement. The listing includes the name and policy number of each Beneficiary. Such policy holders will cease to be Beneficiaries of the Trust either upon the termination of the Trust or at such time as they opt out of the class or otherwise cease to be members of the class. The named plaintiffs and intervenors in Notzon v. The College Life Insurance Company of America, et al. have no beneficial interest in the Trust.

                                                                      Exhibit B


                          COLLEGE LIFE SETTLEMENT TRUST

             STATEMENT OF FUNDING AMOUNT ALLOCABLE TO BENEFICIARIES


                            Dated: December 31, 2001



The total initial funding of the Trust is $135,000,000 and is allocable to the Beneficiaries under the terms of the Agreement as follows:

:

------------------------------------------------------------------------------ -----------------
Policyholder Group                                                              Amount Funded
------------------------------------------------------------------------------ -----------------
----------------------------------------------------------------------------- ------------------
College Direct - Rescission for Active Life Policies                            $13,327,282
----------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------- ------------------
College Direct - Rescission for Terminated Life Policies                          15,239,107
----------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------- ------------------
College Direct - Rescission for Equity Indexed Annuities                          15,592,372
----------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------- ------------------
College Direct - Rescission for Terminated Fixed Annuity                            7,131,263
----------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------- ------------------
College Direct - Refund of Accumulation Value for Inforce Fixed Annuities         32,890,571
----------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------- ------------------
College Assumed - Rescission for Active Life Policies                                    21,726
----------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------- ------------------
College Assumed - Rescission for Terminated Life Policies                                14,688
----------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------- ------------------
College Assumed - Rescission for Equity Indexed Annuities                         36,279,301
----------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------- ------------------
College Assumed - Rescission for Terminated Fixed Annuity                           4,725,494
----------------------------------------------------------------------------- ------------------
----------------------------------------------------------------------------- ------------------
College Assumed - Refund of Accumulation Value for Inforce Fixed Annuities          9,777,649
----------------------------------------------------------------------------- ------------------
------------------------------------------------------------------------------ -----------------
                                                            Total Funded Amount  $135,000,000
------------------------------------------------------------------------------ -----------------

The initial funding amount is 81% of the amounts described below:

1) For all Active Life Policies, that amount of the rescission that exceeds the total basic fund value. The total basic fund value is the statutory reserve amount.
2) For Terminated Life Policies, that amount of the rescission that exceeds the total terminated cash surrender value.
3) For active Equity Indexed Annuities, that amount of the rescission which exceeds the surrender value.
4) For Terminated Fixed Annuities, that amount of the rescission which exceeds the total terminated annuity cash surrender value
5) For Active Fixed Annuities, that amount of the rescission which exceeds the total basic cash value.


                                                            Exhibit B Continued



                          COLLEGE LIFE SETTLEMENT TRUST


             STATEMENT OF FUNDING AMOUNT ALLOCABLE TO BENEFICIARIES


                            Dated: December 31, 2001

For the individual policyholders listed by name and policy number in Exhibit A the following formulas apply to determine the funded amount per Beneficiary. In all formulas the Percentage Funded equals 81%.

1) Active Life Policies = [Premium In Force + (Total Premium Paid * Life of Policy * 4%) - Basic Fund
         Value] * Percentage Funded.
2) Terminated Life Policies = [Annualized Terminated Life Premium + (Total Premium Paid * Life of Policy * 4%) - Terminated Life Cash Surrender Value] * Percentage Funded.
3) Equity Indexed Annuity = [Total Premiums Paid + (Total Premiums Paid * Duration of Annuity * 5%) -
         Surrender Value] * Percentage Funded.
4) Terminated Fixed Annuity = [Gross Surrender Charge + (Gross Surrender Charge * Years Since Surrender * 4%)] * Percentage Funded.
5)       Active Fixed Annuity = Total Unitized Ending Fund - Total Basic Cash
         Value.

Americo Retirement Services, Inc. maintains a detailed database of all policy holders, including the information necessary for the Trust's approximately 130,000 Beneficiaries. Trustee may request a computation of the funded amount for any specific Beneficiary or the information needed to compute the funded amount under the above formulas.